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                                                                    Exhibit 21.1


                           Subsidiaries of the Company



Wholly-Owned Corporate Subsidiaries of the Company:

      BPP/Valley Central, Inc. (Delaware) (Consolidated)
      BPP/Riley, Inc. (California) (Consolidated)
      BPP/Puente Hills, Inc. (Delaware) (Consolidated)
      BPP/Crenshaw Imperial, Inc. (Delaware) (Consolidated)

Partnerships in which the Company holds interests:

      BPP/Richmond L.P. (California) (Consolidated)
      BPP/Marin L.P. (California) (Consolidated)
      BPP/Hilltop L.P. (California) (Consolidated)
      BPP/Pleasant Hill L.P. (California) (Consolidated)
      BPP/Van Ness L.P. (California) (Consolidated)
      BPP/East Palo Alto L.P. (California) (Consolidated)
      BPP/Valley Central L.P. (California) (Consolidated)
      BPP/Cameron Park L.P. (California) (Consolidated)
      BPP/Riley L.P. (California) (Consolidated)
      La Mancha Partners L.P. (California) (Consolidated)

Limited Liability Company in which the Company holds an interest:

      Ladera Center Associates, LLC (Delaware) (Consolidated)
      Margarita Plaza Associates, LLC (Delaware) (Consolidated)